UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2004

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At its regularly scheduled meeting on December 7, 2004, the Board of Directors of Danaher Corporation unanimously agreed to the following annual cash compensation to be paid to each non-management member of the Board effective as of September 14, 2004, formalizing action previously taken by the Board at its regularly scheduled meeting on September 14, 2004: an annual cash retainer of $40,000; $2,500 for each board meeting attended by the non-management member (whether telephonically or in person); and $1,000 for each committee meeting attended by the non-management member (whether telephonically or in person). In addition, directors are entitled to receive option grants under the Danaher Corporation 1998 Stock Option Plan.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At its regularly scheduled meeting on December 7, 2004, the Board of Directors of Danaher Corporation unanimously approved amended and restated by-laws of Danaher Corporation, effective as of December 7, 2004. The amendments are intended to update certain provisions of the company’s by-laws. Following is a summary of the material changes to Danaher Corporation’s by-laws contained in the amended and restated by-laws:

•	certain inconsistencies between the company’s by-laws and certificate of incorporation have been conformed to the existing provisions contained in the company’s certificate of incorporation: the minimum number of directors has been changed from one to three, the classified nature of the Board has been reflected, and the registered office has been changed from Dover to Wilmington, Delaware;

•	the ability of a Vice President, Secretary or Assistant Secretary to call a special meeting of stockholders has been eliminated, and it has been clarified that a minimum of two directors is required to call a special meeting of the Board;

•	stockholders seeking to exercise the right to call a special meeting are now required to provide specified information about the moving stockholder(s) and the purpose of the meeting and to comply with specified procedural requirements and following receipt of a proper request, the Chairman of the Board or the President will set a date for the meeting, which date must be not less than 50 days nor more than 70 days after receipt of the request, and the Board will establish a record date for the meeting;

•	stockholder proxies and waivers, as well as Board and committee consents, are now allowed to be transmitted electronically, and the company is now allowed to provide access to the company stock ledger electronically;

•	stockholders are now required to (1) notify the Board of any director nominations or other business to be brought at a stockholder meeting, at least 45 days before the anniversary of the mailing date for the prior year’s annual meeting proxy (for annual meetings occurring on a date within 30 days of the prior year’s meeting date), or by the later of 60 days prior to the meeting date and the tenth day following notice or public disclosure of the meeting date (for director nominations at special meetings and for annual meetings where the meeting date has changed by more than 30 days from the prior year’s meeting date), (2) provide specified information about the moving stockholder(s) and about the nominee or proposal, and (3) comply with specified procedural requirements;

•	the Board’s and Chairman’s authority to establish rules and procedures for the conduct of stockholder meetings has been confirmed and clarified;

•	a director’s resignation is deemed effective at the time specified in the notice or resignation or, if not specified, at the Board’s pleasure;

•	corporate officers are still required to be elected annually, but the previous requirement that the election take place at the first Board meeting after the annual meeting has been eliminated;

•	instruments relating to securities owned by the company may be executed by the Chairman, President, Vice President, Secretary or Assistant Secretary or any other person authorized by the Board or any of the foregoing persons;

•	certain duties of the corporate officers have been clarified;

•	in sending notices to directors or stockholders, the company is now allowed to use any form of notice permitted under Delaware law; and

•	the mandatory indemnification of the company’s agents and employees (other than directors and officers) has been eliminated, and advancement of expenses has been made mandatory for directors, and for all other indemnified persons unless the company determines that the indemnified person did not act in good faith; limitations have been added on the indemnification rights of a person who initiated a proceeding; and the indemnification provisions have been modified to conform to corresponding provisions of the Delaware General Corporation Law.

The foregoing summary is qualified in its entirety by reference by reference to the amended and restated by-laws, a copy of which is included as an exhibit to the Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

3.2	Amended and Restated By-Laws of Danaher Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Patrick W. Allender
Name:	Patrick W. Allender
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: December 9, 2004

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Danaher Corporation